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                                  EXHIBIT 23.2
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Teradyne, Inc. on Form S-8 (File Nos. 33-64683; 33-55123; 33-25868; 33-16077;
33-42352; and 33-38251) and Form S-3 (File No. 33-44347) of our report dated September 21, 1993 on our audits of the consolidated financial statements of Megatest Corporation and its subsidiaries for the year ended August 31, 1993, appearing in this Current Report on Form 8-K of Teradyne, Inc.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

San Jose, California
December 15, 1995